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                                                                   Exhibit 10.55



                      AMENDMENT TO ASSET PURCHASE AGREEMENT

        This Amendment dated November 6, 2001 amends that certain Asset Purchase Agreement dated November 2, 2001 by and between Wareforce Incorporated ("Seller") and BML Technologies, Inc. ("Buyer") (the "APA") as follows:

    1.  Closing shall be November 6, 2001. Closing Date shall be November 2,
        2001.

    2. Buyer agrees that it is willing to accept unfiled Lien Releases from Congress Financial Corp. (Western) ("Congress"), Deutsche Financial Services ("DFS"), and Kenneth J. Searl ("Searl").

    3. Seller's counsel hereby acknowledges that he has been informed by counsel for Congress that counsel for Congress has prepared Lien Releases and said counsel for Congress has informed Seller's counsel that the same will be filed as concurrently with Closing as is possible.

    4. Seller's counsel hereby acknowledges that he has been informed by counsel for Searl that counsel for Searl is preparing Lien Releases and said counsel for Searl has informed Seller's counsel that the same will be filed as concurrently with Closing as possible.

    5. Seller's counsel hereby acknowledges that he has been informed by counsel for Searl that counsel for Searl is in possession of Lien Releases prepared by DFS and that said counsel for Searl has informed Seller's counsel that the same will be filed by him as concurrently with Closing as possible.

    6. Seller's counsel believes that Lien Releases to be filed by the various parties are will be filed in all States where originals were filed, including but not limited to Minnesota, California, Missouri, and Florida.

    7. Buyer is willing to accept Seller's failure to provide lien releases for other liens of record, if any and Seller agrees to cooperate with Buyer to resolve any future issues that arise in connection therein.

    8. Seller's counsel represents that the Seller is in good standing with the California Secretary of State and will produce a certificate to such effect as soon as possible after Closing.

    9. Seller's counsel represents that the APA executed and forwarded to Buyer by Federal Express on November 5, 2001, was identical to the one sent on November 2, 2001 at 12:23 A.M. via email except for final changes requested by Buyer in email dated November 2, 2001 at 12:23 P.M., and the changes to 8(g) related to the Congress Assignment and corrections, if any, for typographical errors and formatting.

    10. Seller's counsel represents that the schedules attached to the executed APA sent via Federal Express to the Buyer on November 5, 2001 are identical to those Seller stated to Seller's counsel were previously sent by Buyer to Seller.

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BMT Technologies, Inc.              Wareforce Incorporated

/s/ Ronald Meinhardt        /s/ Jim Illson              /s/ Dan Ricketts
------------------------    ------------------------    ------------------------
Ronald Meinhardt            Jim Illson                  Dan Ricketts
President                   President                   Counsel for Wareforce